Consent of Independent Certified Public Accountants

     We have issued our report dated April 4, 1997 accompanying the financial statements of Insured Municipals Income Trust and Investors' Quality-Tax Exempt Trust, Multi-Series 114 as of January 31, 1997, and for the period then ended, contained in this Post-Effective Amendment No. 7 to Form S-6.

     We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".






                                        Grant Thornton LLP



Chicago, Illinois
May 23, 1997